Rackspace Names Taylor Rhodes as CEO and a Member of the Board of Directors

SAN ANTONIO - Sept. 16, 2014 - Rackspace® (NYSE:RAX), the #1 managed cloud company, today announced that its board of directors has named Taylor Rhodes to be the company’s chief executive officer as well as a member of the board, effective immediately. Rhodes is a Rackspace veteran who has served in a variety of leadership positions within the company since 2007, including several roles directly responsible for delivering Rackspace’s renowned Fanatical Support® to customers globally. He retains his previous role as president and remains responsible for the company’s operations worldwide. Rackspace co-founder, Graham Weston, who has served as CEO and chairman since February, now is non-executive chairman of the board.

“Our board conducted a thorough search of highly qualified internal and external candidates, and we are confident that Taylor is the right person to lead Rackspace through its next phase of growth,” said Sam Gilliland, lead independent director of the Rackspace board. “Throughout his tenure, Taylor has proven himself to be an inspiring leader, a strategic thinker and a committed Racker. On behalf of the board, I look forward to working closely with Taylor as we embark on our next chapter together. I would also like to thank Graham for his leadership during this transition period. As always, he guided us with vision and passion.”

Weston added, “With each new role and challenge that Taylor has taken on, he has demonstrated inspiring leadership, delivered results and displayed passion for Rackspace and our customers. Importantly, he has played a critical role in the development and execution of the company’s strategy to renew its focus on managed cloud market leadership, actions which are driving the reacceleration of the company’s results and underpinning our positive outlook.”

“I would like to thank the board for its confidence in me, and Graham for providing the leadership that has helped Rackspace become the #1 managed cloud company,” said Rhodes. “Graham has been a valued mentor to me, and I look forward to his continued guidance and advice. I am confident that we are in the early days of massive transformation of the IT industry and we are well-positioned to win market share and customers that value our expertise.”

About Taylor Rhodes

Rhodes joined Rackspace in 2007 to lead the business unit responsible for delivering Fanatical Support to more than 1,000 of the company’s largest and most complex customers. Previously, Rhodes served as president since February. Prior to that, he was senior vice president and chief customer officer responsible for Rackspace’s global sales and Fanatical Support organizations. He worked closely with the product and marketing teams to develop the company’s differentiated managed services strategy, and was specifically responsible for leveraging the power of the hybrid cloud, open and standard technologies, and Fanatical Support to acquire new customers and grow relationships with existing customers.

Rhodes also served as senior vice president and managing director, international, where he was responsible for developing the company's strategic priorities and creating business growth across international markets in Europe, Asia and Australia. Before that, he helped launch Rackspace Enterprise Services, a business unit that accelerated the company’s expansion of services to larger customers.

Before joining Rackspace, Rhodes worked at EDS in a series of progressively more challenging leadership roles, managing end-to-end relationships with large global customers. He served in the U.S. Marine Corps as an infantry officer and holds an MBA degree from The University of North Carolina at Chapel Hill.

Conference Call and Webcast

Rackspace's executive management will host a conference call to discuss today’s announcements starting today at 4:30 p.m. ET. To access the conference call from the United States and Canada, please dial 800-750-5849, from the United Kingdom, please dial 0800-496-0830, and from Hong Kong, please dial 800-900-872. A live webcast and a replay of the conference call will be available on Rackspace's website, located at ir.rackspace.com.

About Rackspace

Rackspace (NYSE: RAX) is the #1 managed cloud company. Its technical expertise and Fanatical Support® allow companies to tap the power of the cloud without the pain of hiring experts in dozens of complex technologies. Rackspace is also the leader in hybrid cloud, giving each customer the best fit for its unique needs -- whether on single- or multi-tenant servers, or a combination of those platforms. Rackspace is the founder of OpenStack®, the open-source operating system for the cloud. Headquartered in San Antonio, Rackspace serves more than 200,000 business customers from data centers on four continents. It ranks 29th on Fortune's list of 100 Best Companies to Work For. For more information, visit www.rackspace.com.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of Rackspace Hosting could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements concerning expected operational and financial results, long-term investment strategies, growth plans, expected results from the integration of technologies and acquired businesses, or the performance or market share relating to products and services; any statements of expectation or belief; and any statements or assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include infrastructure failures; the deterioration of economic conditions or fluctuations, disruptions, instability or downturns in the economy; the effectiveness of managing company growth; technological and competitive factors; regulatory factors; and other risks that are described in Rackspace Hosting's Form 10-K for the year ended December 31, 2013, filed with the SEC on March 3, 2014, and in Rackspace Hosting’s Form 10-Q for the quarter ended June 30, 2014. Except as required by law, Rackspace Hosting assumes no obligation to update these forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Media Contact:
Brandon Brunson
210-312-1357
brandon.brunson@rackspace.com